Exhibit 99.1

Concierge Technologies to Expand Global Marketing of Original Sprout

Beauty Products with Entry into New Zealand

Leverages Distribution Channels of Concierge’s Gourmet Foods Unit to Introduce

Original Sprout Products Online and in New Zealand Retail Outlets

San Clemente, Calif., July 23, 2018—Concierge Technologies, Inc. (OTCQB: CNCG) (“Concierge” or, the “Company”), a diversified global holding firm, today announced it will expand the marketing and distribution of its Original Sprout brand of hair and skin care products to New Zealand.

Concierge said it will leverage the existing resources of its New Zealand-based Gourmet Foods subsidiary to introduce Original Sprout products to the New Zealand market. The Company expects Original Sprout products to reach retail outlets in New Zealand within the next two months, with online sales to consumers expected to begin in August.

Acquired by Concierge at the end of 2017, California-based Original Sprout produces and distributes a full line of natural, 100% vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.K., the E.U., Turkey, the Middle East, Taiwan, Singapore, Hong Kong, Malaysia, Canada, the U.S.A. and its territories.

“As we explored geographic growth strategies and opportunities for Original Sprout, we realized the products had no retail presence in the New Zealand market.,” said David Neibert, Concierge’s Chief Operations Officer. “We believe it to be a perfect fit for our New Zealand-based Gourmet Foods subsidiary to take on distribution. Gourmet Foods has a well-established, existing, network of retail channels that include leading grocery stores, convenience markets and other outlets, as well as the backend processes such as warehousing and shipping, that we are hoping to leverage in order to result in an easier entry to the market than would otherwise be expected. We believe Original Sprout products will be well received due in part to the growing trend for environmentally and health-conscious products in New Zealand,” Neibert added.

Nicholas Gerber, Chief Executive Officer of Concierge Technologies, said, “Maximizing our resources is a key strategy for our Company, as we continuously seek new ways to help our operating units grow. When a situation exists that we believe to be a win-win for two of our businesses, in this case Original Sprout and Gourmet Foods, that’s a solid hit for us and our shareholders. It is our corporate objective to identify and acquire strong companies with great management teams, and seek operating synergies that we believe will bring meaningful returns to our investors through profitable performance.”

Initially formulated for babies, the Original Sprout brand gained early notoriety through national publications featuring use of the products by Hollywood celebrities, family resorts, and noted personalities worldwide. Follow up broadcasts featuring Original Sprout on syndicated television shows such as “Today” and “Modern Living with kathy ireland®” have established the brand as a main stream product for babies and up. Today, its full line of safe, effective, products serve all ages and includes skin cream, hair oil, hair gel, hair balm and protein mist.

Gourmet Foods is a commercial-scale bakery that produces and distributes over 30 different varieties of baked pies, including vegetarian, beef, lamb, veal, egg, cheese, chicken, pork and others, throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies.

Additional information about Gourmet Foods can be found at https://gourmetfoodsltd.co.nz/ and for Original Sprout at www.originalsprout.com

About Concierge Technologies, Inc.

Founded in 1996, Concierge Technologies is a global holding firm, with operating subsidiaries in financial services, food manufacturing, security systems and beauty products. Offices and manufacturing operations are in the U.S., New Zealand and Canada.

Forward-Looking Statements

This press release may contain "forward-looking statements" that include information relating to Concierge Technologies’ future events and future financial and operating performance. Such forward-looking statements, including but not limited to, the precise timing of launching of the Company’s beauty products in New Zealand and consumer reception to such products, should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting Concierge Technologies or its subsidiary companies, please refer to the Company's recent Securities and Exchange Commission filings, which are available at the Company’s website: (http://www.conciergetechnology.net) or at www.sec.gov.

Investors and media, for more information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5980 rpondel@pondel.com